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                                                                    Exhibit 23.4



                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of HQI Traceless Chile S.A. of our reports dated march 13, 2001 relating to the financial statements of HQI Transience Chile S.A. and the Transmission Business (as defined in Note 1 to the combined and consolidated financial statements), which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Santiago, Chile
July 24, 2001